UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.	Other Events.

As previously disclosed, including most recently on February 13, 2018 in the Motors Liquidation Company GUC Trust (the “GUC Trust”) Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, the GUC Trust is involved in litigation concerning purported economic losses, personal injuries and/or death suffered by certain lessees and owners of vehicles (such persons, “Potential Plaintiffs”) manufactured by General Motors Corporation prior to its sale of substantially all of its assets to NGMCO, Inc., n/k/a General Motors LLC (“New GM”). Certain of the Potential Plaintiffs have filed lawsuits against New GM, filed motions seeking authority from the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to file claims against the GUC Trust (the “Late Claims Motions”), or are members of a putative class covered by those actions.

As previously disclosed, on September 12, 2017, the GUC Trust entered into a Forbearance Agreement (the “Forbearance Agreement”) with New GM pursuant to which (i) the GUC Trust agreed not to seek an order estimating the claims of the Potential Plaintiffs or seek the issuance of additional “Adjustment Shares” from New GM until the final resolution of certain litigation, (ii) New GM agreed to pay the costs of the GUC Trust’s litigation in connection with the Late Claims Motions and related litigation, and (iii) New GM and the GUC Trust agreed to negotiate an appropriate rate of return from New GM should any GUC Trust distributions be held up solely due to the Late Claims Motions litigation. The Forbearance Agreement was reported on a Current Report on Form 8-K filed by the GUC Trust on September 13, 2017.

The Forbearance Agreement remained subject to certain conditions, including obtaining the approval of the Bankruptcy Court (an “Approval Order”), and was scheduled to automatically terminate on December 29, 2017 (the “Outside Date”) in the event that the Bankruptcy Court had not yet entered the Approval Order. On December 28, 2017, the GUC Trust and New GM entered into a First Amendment to Forbearance Agreement (the “First Amendment”) which extended the Outside Date to February 28, 2018. The First Amendment was reported on a Current Report on Form 8-K filed by the GUC Trust on December 29, 2017.

As of February 28, 2018, the Bankruptcy Court had not entered the Approval Order, and the Forbearance Agreement terminated on such date pursuant to its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

Date: March 2, 2018	By:	/s/ David A Vanaskey Jr.
	Name:	David A. Vanaskey Jr.
	Title:	Administrative Vice President of Wilmington Trust Company